Exhibit 10.3

THIS ESCROW AGREEMENT is made this 16th day of October, 2008 between/among Klafter Olsen & Lesser LLP (“Co-Lead Counsel for Plaintiffs” and “Party A” herein),  and InfoSonics Corp. (“Party B” herein), and TD Bank., National Association (the “Escrow Agent” herein).

The above-named parties appoint said Escrow Agent with the duties and responsibilities and upon the terms and conditions provided in Schedule A annexed hereto and made a part hereof.

ARTICLE FIRST: The above-named parties agree that the following provisions shall control with respect to the rights, duties, liabilities, privileges and immunities of the Escrow Agent:

a)              The Escrow Agent shall neither be responsible for or under, nor chargeable with knowledge of, the terms and conditions of any other agreement, instrument or document executed between/among the parties hereto, except as may be specifically provided in Schedule A annexed hereto.  This Agreement sets forth all of the obligations of the Escrow Agent, and no additional obligations shall be implied from the terms of this Agreement or any other agreement, instrument or document.

b)             The Escrow Agent may act in reliance upon any instructions, notice, certification, demand, consent, authorization, receipt, power of attorney or other writing delivered to it by any other party entitled to provide instructions without being required to determine the authenticity or validity thereof or the correctness of any fact stated therein, the propriety or validity of the service thereof, or the jurisdiction of the court issuing any judgment or order.  The Escrow Agent may act in reliance upon any signature believed by it to be genuine, and may assume that such person has been properly authorized to do so.

c)              Each of the parties, jointly and severally, agrees to reimburse the Escrow Agent on demand for, and to indemnify and hold the Escrow Agent harmless against and with respect to, any and all loss, liability, damage or expense (including, but without limitation, attorneys’ fees, costs and disbursements) that the Escrow Agent may suffer or incur in connection with this Agreement and its performance hereunder or in connection herewith, except to the extent such loss, liability, damage or expense arises from its willful misconduct or gross negligence as adjudicated by a court of competent jurisdiction.  The Escrow Agent shall have the further right at any time and from time to time to charge, and reimburse itself from, the property held in escrow hereunder.

d)             The Escrow Agent may consult with legal counsel of its selection in the event of any dispute or question as to the meaning or construction of any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in accordance with the opinion and instructions of such counsel.  Each of the parties, jointly and severally, agrees to reimburse the Escrow Agent on demand for such legal fees, disbursements and expenses and in addition, the Escrow Agent shall have the right to reimburse itself for such fees, disbursements and expenses from the property held in escrow hereunder.

e)              The Escrow Agent shall be under no duty to give the property held in escrow by it hereunder any greater degree of care than it gives its own similar property.

f)                The Escrow Agent shall invest the property held in escrow in such a manner as directed in Schedule A annexed hereto.

g)             The Escrow Agent shall have no obligation to invest or reinvest the property held in escrow if all or a portion of such property is deposited with the Escrow Agent after 11:00 AM Eastern Time on the day of deposit.  Instructions to invest or reinvest that are received after 11:00 AM Eastern Time will be treated as if received on the following business day in New York.  The Escrow Agent shall have the power to sell or liquidate the foregoing investments whenever the Escrow Agent shall be required to distribute amounts from the escrow property pursuant to the terms of this Agreement.  Requests or instructions received after 11:00 AM Eastern Time by the Escrow Agent to liquidate all or any portion of the escrowed property will be treated as if received on the following business day in New York.  The Escrow Agent shall have no responsibility for any investment losses resulting from the investment, reinvestment or liquidation of the escrowed property, as applicable, provided that the Escrow Agent has made such investment, reinvestment or liquidation of the escrowed property in accordance with the terms, and subject to the conditions of this Agreement.

h)             In the event of any disagreement between/among any of the parties to this agreement, or between/among them or either or any of them and any other person, resulting in adverse claims or demands being made in connection with the subject matter of the Escrow, or in the event that the Escrow Agent, in good faith, be in doubt as to what action it should take hereunder, the Escrow Agent may, at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in any such event, the Escrow Agent shall not become liable in any way or to any person for its failure or refusal to act, and the Escrow Agent shall be entitled to continue so to refrain from acting until (i) the rights of all parties shall have been fully and finally  adjudicated by a court of competent jurisdiction, or (ii) all differences shall have been adjusted and all doubt resolved by agreement among all of the interested persons, and the Escrow Agent shall have been notified thereof in writing signed by all such persons.  The Escrow Agent shall have the option, after 30 calendar days’ notice to the other parties of its intention to do so, to file an action in interpleader requiring the parties to answer and litigate any claims and rights among themselves.  The rights of the Escrow Agent under this paragraph are cumulative of all other rights which it may have by law or otherwise.

i)                 The Escrow Agent is authorized, for any securities at any time held hereunder, to register such securities in the name of its nominee(s) or the nominees of any securities depository, and such nominee(s) may sign the name of any of the parties hereto to whom or to which such securities belong and guarantee such signature in order to transfer securities or certify ownership thereof to tax or other governmental authorities.

j)                 Notice to the parties shall be given as provided in Schedule A annexed hereto.

ARTICLE SECOND: The Escrow Agent shall make payments of principal or income earned on the escrowed property as provided in Schedule A annexed hereto.  Each  party shall provide to the Escrow Agent an appropriate W-9 form for tax identification number certification or a W-8 form for non-resident alien certification.  The Escrow Agent shall be responsible for income reporting to the Internal Revenue Service with respect to income earned on the escrowed property and for making tax payments on interest earned on the escrowed property as directed by Party A in writing.

ARTICLE THIRD: The Escrow Agent may, in its sole discretion, resign and terminate its position hereunder at any time following 30 calendar days’ written notice to the parties to the Escrow Agreement herein. Any such resignation shall terminate all obligations and duties of the Escrow Agent hereunder.  On the effective date of such resignation, the Escrow Agent shall deliver this Escrow Agreement together with any and all related instruments or documents to any successor Escrow Agent agreeable to the parties, subject to this Escrow Agreement herein. If a successor Escrow Agent has not been appointed prior to the expiration of 30 calendar days following the date of the notice of such resignation, the then acting Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor Escrow Agent, or other appropriate relief.  Any such resulting appointment shall be binding upon all of the parties to this Agreement.

ARTICLE FOURTH: The Escrow Agent shall receive the fees provided in Schedule B annexed hereto.  In the event that such fees are not paid to the Escrow Agent within 30 calendar days of presentment to the party responsible for such fees as set forth in said Schedule B, then the Escrow Agent may pay itself such fees from the property held in escrow hereunder.  Once fees have been paid, no recapture or rebate will be made by the Escrow Agent.

ARTICLE FIFTH: Any modification of this Agreement or any additional obligations assumed by any party hereto shall be binding only if evidenced by a writing signed by each of the parties hereto.

ARTICLE SIXTH: In the event funds transfer instructions are given (other than in writing at the time of execution of this Agreement), whether in writing, by telecopier or otherwise, by a party entitled to provide transfer instructions, the Escrow Agent may rely upon the accuracy of the instructions it receives.

ARTICLE SEVENTH: TD Bank hereby agrees that any Escrow Funds are subject to the oversight of the United States District Court of the Southern District of California (the “Court”) and any disputes arising concerning this Agreement or Schedule A hereto, shall be resolved by the Court, including but not limited to, any interpleader proceeding or proceeding for the appointment of a successor escrow agent the Escrow Agent may commence pursuant to this Agreement, and all parties irrevocably submit to the jurisdiction of the Court for the determination of all issues in such proceedings, without regard to any principles of conflicts of laws, and irrevocably waive any objection to venue of inconvenient forum..

ARTICLE EIGHTH: This Agreement may be executed in one or more counterparts, each of which counterparts shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.  Facsimile signatures on counterparts of this Agreement shall be deemed original signatures with all rights accruing thereto.

ARTICLE NINTH: The Escrow Agent shall not incur any liability for not performing any act or fulfilling any obligation hereunder by reason of any occurrence beyond its control (including, but not limited to, any provision of any present or future law or regulation or any act of any governmental authority, any act of God or war or terrorism, or the unavailability of the Federal Reserve Bank wire services or any electronic communication facility).

In witness whereof the parties have executed this Agreement as of the date first above written.

TD BANK, National Association

as Escrow Agent

By:
(Signature)
Name:
Title:
Date:

PARTY “A”

By:
(Signature)
Name:	Jeffrey Klafter
Title:	Partner
Firm:	KLAFTER OLSEN & LESSER LLP
Date:

PARTY “B”

By:
(Signature)
Name:	Jeffrey Klausner
Title:	Chief Financial Officer
Co.:	INFOSONICS CORPORATION
Date:

SCHEDULE A

1.                                      This Escrow Agreement (the “Escrow Agreement”) is entered into in connection with a Stipulation of Settlement (the “Settlement Stipulation”) that has been entered into among Lead Plaintiff Robert Sibley (the “Lead Plaintiff”) and Plaintiffs Robert Lorizio and Joel Webb (collectively, “Plaintiffs”) individually and on behalf of all other persons and entities similarly situated against Defendants InfoSonics Corp. (“InfoSonics” or the “Company”) and Joseph Ram, John J. Althoff, Jeffrey Klausner, Joseph Murgo, and Abraham Rosler (collectively, the “Defendants”) in In re InfoSonics Corporation Securities Litigation, No. 06-CV-1231 JLS (WMc) (the “Securities Class Action”), pending in the United States District Court for the Southern District of California (the “Court”).  The Parties to this Escrow Agreement are as follows:

(1)                                  Klafter Olsen & Lesser LLP, Co-Lead Counsel on behalf of the Lead Plaintiffs (“Co-Lead Counsel” or “Party A”);

(2)                                  InfoSonics Corporation (“InfoSonics”) (“Party B”); and

(3)                                  TD Bank, National Association, as escrow agent for the above-specified Parties (the “Escrow Agent”).

2.                                      Paragraph 3 of the Settlement Stipulation provides for the payment of a total of $3,800,000.00 (Three Million Eight Hundred Thousand Dollars) (the “Settlement Amount”) into an interest-bearing escrow account (the “Escrow Account”), which shall be titled the “InfoSonics Corporation Securities Litigation Settlement Fund” and maintained by TD Bank, National Association or its successor , subject to an agreed upon escrow agreement.  The Settlement Amount and all interest or other income earned on the Settlement Amount or any portion thereof shall comprise the “Settlement Fund.”  The Settlement Stipulation provides for, among other things, the investment of the Settlement Fund.

3.                                      In addition, the Settlement Stipulation provides for disbursements from the Settlement Fund for, among other things, the payment of certain Notice and Administration Expenses, including Tax and Tax Expenses, and attorneys’ fees and expenses awarded by the Court, the distribution of the Net Settlement Fund to Authorized Claimants.

3.                                      Deposits Into Escrow

A.            The Settlement Stipulation requires InfoSonics to pay or cause AIG to pay the Settlement Amount into the Escrow Account as follows: (a) by depositing $150,000.00 (one hundred fifty thousand dollars) no later than ten (10) days following the notice of entry of an order by the Court preliminarily approving the Settlement described herein (the “First Payment Date”); and (b) depositing $3,650,000.00 (three million seven hundred thousand dollars), no later than thirty (30) days following notice of entry of an order by the Court preliminarily approving the Settlement described herein (the “Second Payment Date”).  These amounts shall be paid to the Escrow Account by wire transfer or other similar means.

B.            For purposes of this Escrow Agreement, the Settlement Fund shall also be considered the “Escrow Fund”.

C.            In the event that Party A and Party B give the Escrow Agent joint written notice that the Settlement Stipulation has terminated, pursuant to its terms, the Escrow Agent shall, without the necessity of any court order, return, by wire transfer or other similar means, the Settlement Amount (plus any interest accrued thereon) less the Notice and Administration Expenses paid out of, or incurred by, the Settlement Fund, to InfoSonics and/or AIG to the extent each funded the Settlement Amount, as instructed by each such party, whereupon this Escrow Agreement shall terminate.

4.                                      Interest and Investments

Promptly upon receipt of the Settlement Amount, unless notified otherwise in writing by Jeffrey A. Klafter or Kurt B. Olsen of Klafter Olsen & Lesser LLP on behalf of Party A, the Escrow Agent shall cause the Settlement Amount, less $150,000.00 for the payment of Notice and Administration Costs, to be invested and reinvested in United States Treasury Bills having maturities of 90 days or less, except that any residual cash balances and cash pending investment in United States Treasury Bills (as well as the $150,000.00 for possible Notice and Administration Costs) may, unless otherwise directed by a representative of Party A, be invested and reinvested in the Goldman Sachs Liquid Assets Cash Management Shares Treasury Obligation Portfolio, a money market mutual fund comprised exclusively of investments secured by the full faith and credit of the United States.

5.                                      Taxes and Related Matters

A.            The Settlement Fund shall be deemed and treated as a “qualified settlement fund” for all reporting purposes under the federal tax laws, and all Taxes and Tax Expenses arising with respect to any income earned by the Settlement Fund shall be paid out of the Settlement Fund.

B.            The Escrow Agent shall make all payments of Taxes and Tax Expenses arising with respect to income earned by the Settlement Fund pursuant to written disbursement instructions from Jeffrey Klafter or Kurt B. Olsen on behalf of Party A.

C.            If the Settlement Fund (including all interest thereon) is returned to InfoSonics and/or AIG, in accordance with paragraph 3(C) of this Schedule A, then Party B  shall become responsible for assuring payment of the taxes on interest generated by the Escrow Fund.  In such an event, Party B shall provide the Escrow Agent with a completed W-9 form.

6.                                      Termination of the Escrow Agreement

Unless the Escrow Agreement terminates, as set forth in paragraph 3(C) of this Schedule A, this Escrow Agreement and Escrow Account will automatically terminate after all funds deposited in the Escrow Account, together with all interest earned thereon, are disbursed in accordance with the provisions of this Escrow Agreement, the Settlement Stipulation, or orders of the Court issued pursuant to and in furtherance of the Settlement Stipulation.

7.                                      Distribution of the Escrow Fund

Until the Settlement has been approved by the Court and such approval becomes final (the “Effective Date”), no portion of the Escrow Fund may be disbursed for any purpose other than for: (1) the payment of Notice and Administration Expenses, including  the payment of Taxes or Tax Expenses arising with respect to income earned on the Settlement Fund; or (2) the payment of any Fee and Expense Award by the Court.  Any such disbursements may be made by the Escrow Agent only if authorized in writing by Jeffrey Klafter or Kurt B. Olsen on behalf of Party A.

8.                                      Miscellaneous Provisions

A.            The Escrow Agent shall send to each of the Parties, as set forth in paragraph 8(C) of this Schedule A, a monthly escrow account statement and advices for all transactions in the Escrow Account as they occur, except that after the Escrow Agent has received notice of the occurrence of the Effective Date, the Escrow Agent shall send such statements and advices only to Party A.

B.            This Escrow Agreement may not be assigned by the Escrow Agent, prior to the Effective Date, without prior written approval of each of the Parties, and after the Effective Date, without prior written approval of Party A; provided, however, that if no approval can be obtained after good faith effort, then upon thirty (30) days written notice by the Escrow Agent to the Parties hereto, the Escrow Agent shall have the right to apply to the Court for instructions.

C.            Notice under the Escrow Agreement shall be provided to each of the Parties indicated below prior to the Final Settlement Date, and only Party A after the Effective Date, as follows:

Party A

Jeffrey A. Klafter, Esq.

Klafter Olsen & Lesser LLP

1311 Mamaroneck Avenue, Suite 220

White Plains, New York 10605

Tel: (914) 997-5656

Fax: (914) 997-2444

Party B:

InfoSonics

c/o Peter H. Benzian, Esq.

LATHAM & WATKINS LLP

600 West Broadway, Suite 1800

San Diego, CA  92101

Tel: (619) 236-1234

Fax: (619) 696-7419

The Escrow Agent

Jennifer Provenzano

Vice President

TD Bank, National Association

101 Haddonfield Road, 2nd Floor

Cherry Hill, New Jersey  08002

212—381-7930

Fax: 856-482-5706

D.            To the extent the Escrow Agent incurs loss, liability, damage or expense for which it is entitled to indemnification pursuant to sub-paragraph (c) of Article First of the Escrow Agreement or legal fees, disbursements and expenses for which it is entitled to indemnification pursuant to sub-paragraph (d) of Article First of the Escrow Agreement, the

Escrow Agent shall reimburse itself from the Escrow Fund to the extent there are funds in the Escrow Fund, subject to the approval of the Court. The Escrow Agent shall seek reimbursement and indemnification from the Parties only if, and to the extent that, the Court does not permit reimbursement from the Escrow Fund, or if there are insufficient funds in the Escrow Fund to reimburse the Escrow Agent.

E.             Any obligation of Party B to indemnify the Escrow Agent pursuant to sub-paragraphs (c) and (d) of Article First of the Escrow Agreement shall terminate on the Final Settlement Date, provided no demand to indemnify the Escrow Agent in accordance with such paragraphs has been made prior to such time.

F.             All terms used herein (except the terms “Party” or “Parties”) used in this Schedule A shall have the same meanings that are set forth in the Settlement Stipulation.  For purposes of this Schedule A, the term “Party” or “Parties” shall mean Party A and/or Party B, as defined in paragraph 1 above.  Any other inconsistencies between the Settlement Stipulation and this Schedule A shall be controlled by the language of the Settlement Stipulation.

SCHEDULE B

TD Bank, National Association will charge a one time  Acceptance Fee of $1,000 and an Administrative Fee for acting as Escrow Agent in the amount of $3,000 per annum, which shall be charged to the portion of the Escrow Fund invested in a money market-mutual fund comprised exclusively of investments secured by the full faith and credit of the United-States.